UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2007

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2007, the Compensation Committee of the Board of Directors of Loral Space & Communications Inc. (the "Company") adopted the management incentive bonus ("MIB") program for the year ending December 31, 2007 for certain employees of its corporate office and subsidiaries, including its named executive officers (each, an "NEO").

With respect to NEOs employed by the corporate office (Messrs. Targoff, Zahler, Townsend and Katz), each NEO has a target bonus opportunity, which is a percentage of his base salary and set forth in his employment agreement (Targoff—125% of base salary, Zahler—40% of base salary, Townsend—69.6% of base salary and Katz—40% of base salary). The NEO’s target bonus is payable if the Company achieves certain target performance goals as described below.

The performance goals for 2007 have two components—(i) consolidated EBITDA and (ii) performance at Space Systems/Loral, Inc. ("SS/L").

Consolidated EBTIDA Component—65%

65% of an NEO’s target bonus opportunity will be based on achievement of target levels of consolidated adjusted EBITDA (actual consolidated EBITDA for the year ended December 31, 2007 adjusted for non-recurring or unusual items and non-operating changes from the plan). The adjusted EBITDA target will vary depending on the closing date of the acquisition of Telesat Canada by the Company and its joint venture partner and the transfer of substantially all of the assets and related liabilities of Loral Skynet Corporation to the joint venture (the "Skynet Transaction").

The consolidated EBITDA component further provides for participants to earn more or less than their target bonus opportunity (between 70% and 130% of target) for achievement by the Company of adjusted EBITDA that is between 70% and 130% of the established target levels.

SS/L Performance Component—35%

35% of an NEO’s target bonus opportunity will be based on achievement of target levels of SS/L performance. The SS/L performance component is further divided into three segments related to achievement of specific quantitative goals related to the operation of SS/L during the year.

The SS/L performance based component similarly provides for participants to earn more or less than their target bonus opportunity if SS/L performance is within certain ranges above or below the targeted SS/L performance.

In addition, a total of approximately $500,000 may be awarded to individuals, which may include the NEOs, upon the recommendation of the Chief Executive Officer and approval of the Compensation Committee to reward individual achievement related to the Telesat and Skynet transactions without regard to achievement of the Company’s performance goals.

Mr. DeWitt’s target bonus opportunity is 50% of his base salary and is payable based solely on achievement by SS/L of the target performance goals discussed above. Mr. DeWitt may earn more or less than his target bonus opportunity if SS/L performance is within certain ranges above or below the targeted SS/L performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

June 4, 2007	By:	Avi Katz

Name: Avi Katz
Title: Vice President and General Counsel